                                                         Exhibit 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO"), of our report on NHP Incorporated dated April 23, 1997 (except with respect to the matters discussed in Note 5 and "Discontinued Real Estate Operations" in Note 2, as to which the dates are October 3, 1997 and October 21, 1997, respectively), included in Amendment No. 3 to AIMCO's Current Report on Form 8-K/A dated April 16, 1997 and included in Amendment No. 2 to NHP's Annual Report on Form 10-K/A, and to all references to our Firm included in this Registration Statement.

We further consent to the incorporation by reference in this Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of our report on the NHP Real Estate Companies (as defined in Note 1) dated May 5, 1997 (except with respect to the matters discussed in Note 17 and "Investment in Real Estate Partnerships" in Note 1, as to which the dates are June 3, 1997 and October 21, 1997, respectively), included in Amendment No. 5 to AIMCO's Current Report on Form 8-K/A dated June 3, 1997, and to all references to our Firm included in this Registration Statement.

We further consent to the incorporation by reference in this Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of our report on NHP Southwest Partners, LP dated April 11, 1997 (except with respect to the matters discussed in Note 7 and Note 3, as to which the dates are June 3, 1997 and October 21, 1997, respectively) included in Amendment No. 5 to AIMCO's Current Report on Form 8-K/A dated June 3, 1997, and to all references to our Firm included in this Registration Statement.

We further consent to the incorporation by reference in this Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus of our reports with respect to the entities detailed below, all included in Amendment No. 1 to AIMCO's Current Report on Form 8-K/A dated June 3, 1997, and to all references to our Firm included in this Registration Statement.


       Entities                         Periods                            Report Date
--------------------------    ------------------------------       --------------------------

NHP New LP Entities           Period from January 20, 1995 to      February 20, 1997 (except
(as defined in Note 1)        December 31, 1995, and the Year      with respect to the
                              ended December 31, 1996              matters discussed in
                                                                   Note 8, as to which the
                                                                   date is June 3, 1997)


NHP Borrower Entities         Period from January 20, 1995 to      February 20, 1997 (except
(as defined in Note 1)        December 31, 1995, and the Year      with respect to the matters
                              ended December 31, 1996              discussed in Note 8, as to
                                                                   which the date is June 3,
                                                                   1997)


                                                       /s/ Arthur Andersen LLP

Washington, D.C.,
October 30, 1997